UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2006

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 Orchard Drive

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 894-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 27, 2006, the Compensation Committee and Board of Directors of Tessera Technologies, Inc. (“Tessera”) approved increases to the annual base salary levels of certain executive officers of Tessera, as set forth below:

Name	Title	Annual Base Salary	Effective Date
Bruce M. McWilliams	Chairman, President and Chief Executive Officer	$375,000	January 1, 2006

Liam Goudge	Senior Vice President, Emerging Markets and Technologies	$245,000	March 1, 2006

Michael A. Forman	Vice President, Finance and Interim Chief Financial Officer	$210,000	March 1, 2006

Pursuant to the appointment of Michael Bereziuk as Executive Vice President, Product Division, of Tessera, as described below, Mr. Bereziuk entered into an employment letter with Tessera, Inc., Tessera’s wholly-owned subsidiary. Mr. Bereziuk will receive a base salary of $285,000 and a signing bonus of $25,000, and will be eligible to receive an annual bonus at a target level equal to 50% of base salary or a maximum level equal to 80% of base salary. Mr. Bereziuk will receive an equity incentive grant in accordance with Tessera’s equity incentive plan, and will also be eligible for certain employee benefits as well as severance benefits upon certain circumstances. A copy of the employment letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On March 3, 2006, Tessera issued a press release announcing that it has appointed Michael Bereziuk as Executive Vice President of the Product Division, which includes Tessera’s product miniaturization division in San Jose and Tessera’s wafer level packaging center, recently acquired from Shellcase Ltd. in Israel. Mr. Bereziuk will be reporting to Chairman, President and Chief Executive Officer Bruce McWilliams.

Nicholas Colella, former senior vice president of the product miniaturization division, will continue to report to Mr. McWilliams in his new role as senior vice president, corporate strategy.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.1	Employment Letter dated February 2, 2006.

99.1	Press Release dated March 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2006	TESSERA TECHNOLOGIES, INC.

	By:	/s/ Bruce M. McWilliams
	Name:	Bruce M. McWilliams
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Letter dated February 2, 2006

99.1	Press Release dated March 3, 2006